UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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SYNAPTOGENIX, INC.

(Name of Registrant as Specified In Its Charter)

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SYNAPTOGENIX, INC.

1185 Avenue of the Americas, 3rd Floor, New York, New York 10036

To Our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders (the “Meeting”) of Synaptogenix, Inc. at 11:00 A.M. EDT on April 2, 2021. As a result of the public health and travel guidance and concerns due to COVID-19, the Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Meeting, vote and submit your questions during the Meeting by registering in advance at register.proxypush.com/SNPX prior to the deadline of March 31, 2021 at 5:00 P.M. EDT. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Meeting and will permit you to vote your shares and submit questions. You will not be able to attend the Meeting in person. We are pleased to utilize the virtual shareholder meeting technology to (i) provide ready access and cost savings for our stockholders and the company, and (ii) to promote social distancing pursuant to guidance provided by the U.S. Centers for Disease Control due to the novel coronavirus. The virtual meeting format allows attendance from any location in the world.

At the Meeting, we will ask stockholders to consider the following proposals (Capitalized terms are defined in the attached proxy statement):

1.	to approve a proposed amendment to the Synaptogenix, Inc. Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, at a ratio of between 1-for-1.5 and 1-for-20;

2.	to approve a proposed amendment to the Synapotgenix, Inc. 2020 Equity Incentive Plan to increase the number of shares available for the grant of awards by 1,500,000 shares;

3.	to approve one or more adjournments to the Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Meeting cast in favor of Proposal No. 1 or Proposal No. 2; and

4.	to transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

It is important that your shares be represented at the Meeting to assure the presence of a quorum. Whether or not you plan to attend the Meeting, we hope that you will have your stock represented by voting as soon as possible, by signing, dating and returning your proxy card in the enclosed envelope, which requires no postage if mailed in the United States. You may also vote electronically via the Internet or by telephone. Your stock will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

/s/ Alan J. Tuchman, M.D.
Alan J. Tuchman, M.D.
Chief Executive Officer

SYNAPTOGENIX, INC.

1185 Avenue of the Americas, 3rd Floor, New York, New York 10036

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held April 2, 2021

The Special Meeting of stockholders (the “Meeting”) of Synaptogenix, Inc., a Delaware corporation, or the Company, will be held at 11:00 A.M. EDT on April 2, 2021. The Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast on the Internet for the following purpose (capitalized terms are defined in the attached proxy statement):

1.	to approve a proposed amendment to the Synaptogenix, Inc. Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, at a ratio of between 1-for-1.5 and 1-for-20;

2.	to approve a proposed amendment to the Synapotgenix, Inc. 2020 Equity Incentive Plan to increase the number of shares available for the grant of awards by 1,500,000 shares;

3.	to approve one or more adjournments to the Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Meeting cast in favor of Proposal No. 1 or Proposal No. 2; and

4.	to transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The holders of common stock, or the Stockholders, of record at the close of business on February 9, 2021, or the Record Date, are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such Stockholders will be available for examination by the stockholders during the Meeting via the meeting platform. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting; provided, however, if the adjournment is for more than thirty (30) days after the date of the Meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting is required to be given to each Stockholder.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ Robert Weinstein

Robert Weinstein
Secretary

New York, New York

[●] , 2021

PRELIMINARY COPY - SUBJECT TO COMPLETION

SYNAPTOGENIX, INC.

1185 Avenue of the Americas, 3rd Floor, New York, New York 10036

PROXY STATEMENT

This proxy statement, along with the accompanying notice of special meeting of stockholders, contains information about the special meeting of stockholders (the “Meeting”) of Synaptogenix, Inc. including any adjournments or postponements of the special meeting. We are holding the Meeting at 11:00 A.M. EDT, on April 2, 2021. As a result of the public health and travel risks and concerns due to COVID-19, the Meeting will be a virtual meeting via live webcast on the internet. You will be able to attend the Meeting, vote and submit your questions during the Meeting by visiting register.proxypush.com/SNPX. You will not be able to attend the Meeting in person.

In this proxy statement, we refer to Synaptogenix, Inc. as “Synaptogenix,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Meeting.

On or about      , 2021, we intend to begin sending this proxy statement, the attached Notice of Special Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the special meeting.

Important Notice Regarding the Availability of
Proxy Materials for the Special Meeting of Stockholders to be held on April 2, 2021

Our proxy statement is attached. We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement is available at www.synaptogen.com.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of Synaptogenix, Inc. is soliciting your proxy to vote at the special meeting of stockholders (the “Meeting”) to be held virtually via live webcast on the Internet at 11:00 A.M. EDT, on April 2, 2021 and any adjournments of the Meeting. The proxy statement, along with the accompanying Notice of Special Meeting of Stockholders, summarizes the purposes of the Meeting and the information you need to know to vote at the Meeting.

We have sent to you this proxy statement, the Notice of Special Meeting of Stockholders, and the proxy card because you owned shares of our Common Stock, par value $0.0001 per share (the “Common Stock”) on the Record Date. We intend to commence distribution of the proxy materials to stockholders on or about      , 2021.

Why Are You Holding a Virtual Special Meeting?

Due to the public health impact of COVID-19 and to support the health and well-being of our stockholders, this Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Meeting so they can ask questions of our Board of Directors or management, as time permits.

What Happens if There Are Technical Difficulties during the Special Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Meeting, voting at the Meeting or submitting questions at the Meeting. If you encounter any difficulties accessing the virtual Meeting during the check-in or meeting time, please call the number provided on the access email received.

Why is the Company seeking approval for the reverse stock split?

We are submitting this proposal to our stockholders for approval in preparation for a potential “uplisting” of our Common Stock from the OTCQB Marketplace to The Nasdaq Capital Market, and to help attract institutional investors with minimum trading price requirements. We believe increasing the trading price of our Common Stock will also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the reverse stock split is in our stockholders’ best interests.

In connection with any potential application for listing our shares on The Nasdaq Capital Market, we believe that the reverse stock split is our best option to meet one of the criteria to obtain an initial listing. The Nasdaq Capital Market requires, among other criteria, an initial bid price of least $4.00 per share and, following initial listing, maintenance of a continued price of at least $1.00 per share. A decrease in the number of outstanding shares of our Common Stock resulting from the reverse stock split should, absent other factors, assist in ensuring that our per share market price of our Common Stock remains above the required price. However, we cannot provide any assurance that (i) we will pursue a listing on The Nasdaq Capital Market, or (ii) even if we do, our minimum bid price would remain over the minimum bid price requirement of The Nasdaq Capital Market following the reverse stock split.

For more information, see “Proposal 1: Reverse Stock Split” contained elsewhere in this proxy statement.

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Who Can Vote?

Only stockholders who owned our Common Stock at the close of business on February 9, 2021 are entitled to vote at the Meeting. On the Record Date, there were 14,032,516 shares of our Common Stock outstanding and entitled to vote. Our Common Stock is our only class of voting stock.

You do not need to attend the Meeting to vote your shares. Shares represented by valid proxies, received in time for the Meeting and not revoked prior to the Meeting, will be voted at the Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our Common Stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to each of the proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Meeting. If your shares are registered directly in your name through our stock transfer agent, Philadelphia Stock Transfer, Inc., or you have stock certificates registered in your name, you may vote:

•	By the Internet. To vote through the Internet, go to www.pstvote.com/synaptogenixspecial2021. You will be asked to provide the 12 digit control number printed on the proxy card. Your Internet vote must be received by 11:59 P.M., EDT on April 1, 2021 to be counted.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.

•	At the meeting. To vote at the Meeting, you must register in advance at register.proxypush.com/SNPX prior to the deadline of March 31, 2021 at 5:00 P.M., EDT. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Meeting and will permit you to vote your shares and submit questions.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 P.M. EDT on April 1, 2021.

If you hold your shares of common stock as a record holder (that is, your shares are in your name), you can register to attend the Meeting at register.proxypush.com/SNPX by using the control number found on your proxy card. If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. In either case, once you have registered to attend, you will receive further instructions via email, including your unique links that will allow you access to the Meeting and will permit you to submit questions. If you hold your shares of common stock as a record holder, you will be able to vote your shares at the Meeting provided you register on a timely basis. However, if you hold your shares in “street name,” in order to vote your shares at the Meeting you will need to follow the procedures set forth in the section below “Voting at the Special Meeting.”

Voting at the Special Meeting

To vote at the Meeting, you must register in advance at register.proxypush.com/SNPX prior to the deadline of March 31, 2021 at 5:00 P.M. EDT. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Meeting. If you are a stockholder of record, you can vote at the virtual Meeting by accessing the meeting website and entering the control number found on your proxy card and following the instructions on the website for voting at the Meeting.

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If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, in order to vote in person at the virtual Meeting, you must, in addition to registering in advance at register.proxypush.com/SNPX, obtain a valid legal proxy from your broker, bank or other agent and then register to vote at the Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to vote at the Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to alamb@philadelphiastocktransfer.com. You may also mail or fax proof of your legal proxy to:

Philadelphia Stock Transfer, Inc.,

Attn: Angela L. Lamb

2320 Haverford Rd., Suite 230

Ardmore, PA 19003

Fax: (484) 416-3597

You will receive a confirmation of your registration by email after we receive your registration materials, including instructions for voting at the Meeting.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the approval of the amendment to the Synaptogenix, Inc. Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock, at a ratio of between 1-for-1.5 and 1-for-20;

•	“FOR” the approval of the amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan to increase the number of shares available for the grant of awards by 1,500,000 shares; and

•	“FOR” adjournment of our special meeting of stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals referred to above.

If any other matter is presented at the Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by the Internet or telephone as instructed above;

•	by notifying the Secretary of Synaptogenix, Inc. in writing before the Meeting that you have revoked your proxy; or

•	by attending the Meeting virtually. Attending the Meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically request at the Meeting that it be revoked.

Your most current vote, whether by the Internet or proxy card is the one that will be counted.

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What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Reverse Stock Split	The affirmative vote of the holders of a majority of the shares of our Common Stock outstanding on the Record Date is required to approve the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have the same effect as a vote against such proposal.

Proposal 2: Amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan	The affirmative vote of a majority of the shares of Common Stock present and entitled to vote on the matter either in person or by proxy at the Meeting is required to approve the amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan to increase the number of shares available for the grant of awards by 1,500,000 shares. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have the same effect as a vote against such proposal.

Proposal 3: Approve an Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies if there are not Sufficient Votes in Favor of Proposal No. 1 or Proposal No. 2.	Approval of the adjournment of the Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 or Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote on the matter either in person or by proxy at the Meeting. A “broker non-vote” or a failure to submit a proxy or vote at the Meeting will have no effect on the outcome of the vote for this Proposal 3. For purposes of the vote on this Proposal 3, an abstention will have the same effect as a vote “AGAINST” such proposal.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, Philadelphia Stock Transfer, Inc., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.

Where Can I Find the Voting Results of the Special Meeting?

The preliminary voting results will be announced at the Meeting, and we will publish preliminary, or final results, if available, in a Current Report on Form 8-K within four business days of the Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

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What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Special Meeting?

The presence, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of our Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Votes of stockholders of record who are present at the Meeting virtually or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Special Meeting

The Meeting will be held at 11:00 A.M. EDT, on April 2, 2021. The Meeting will be held in a virtual meeting format only. To attend the virtual Meeting, you must register in advance at register.proxypush.com/SNPX prior to the deadline of March 31, 2021 at 5:00 P.M. EDT. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Meeting and will permit you to submit questions. The Meeting webcast will begin promptly at 11:00 A.M. EDT. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. You need not attend the special Meeting in order to vote.

Householding of Special Disclosure Documents

SEC rules concerning the delivery of special disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family.

This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

•	If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Synaptogenix’s Secretary at Synaptogenix, Inc., 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036.

•	If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another of our stockholders and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•	If your shares are registered in your own name, please contact Philadelphia Stock Transfer, Inc., and inform them of your request by calling them at (484) 416-3124.

•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

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Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your proxy card;

•	following the instructions provided when you vote over the Internet; or

•	going to www.proxyvote.com and following the instructions provided.

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PROPOSAL NO. 1

BOARD AUTHORIZATION TO EFFECT A REVERSE STOCK SPLIT

At the Meeting, our stockholders are being asked to approve the proposal that our Amended and Restated Certificate of Incorporation, as amended (the “Charter”) be amended to effect a reverse stock split of the issued and outstanding shares of Common Stock (such split to combine a number of outstanding shares of our Common Stock between 1-for-1.5 and 1-for-20, such number consisting of only whole shares, into one (1) share of Common Stock). The full text of the proposed amendment to our Charter is attached to this proxy statement as Appendix B. If approved by the stockholders, the reverse stock split would become effective at a time, and at a ratio, to be designated by the Board of Directors. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board of Directors’ decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions and existing and expected trading prices for our Common Stock. Even if the stockholders approve the reverse stock split, we reserve the right not to effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of us and our stockholders to effect the reverse stock split.

In determining the ratio following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;

●	the number of shares of our Common Stock then outstanding, and the number of shares of Common Stock issuable upon exercise of options and warrants then outstanding;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

●	prevailing general market and economic conditions;

●	the standards for continued eligibility for the OTCQB marketplace as per the OTCQB standards; and

●	the initial listing criteria of The Nasdaq Capital Market.

If our stockholders grant our Board of Directors the authority to effect a reverse stock split, we would file a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Delaware Secretary of State to effect the proposed reverse stock split, in substantially the form attached to this proxy statement as Appendix B, the text of which may be altered for any changes required by the Delaware Secretary of State and changes deemed necessary or advisable by our Board of Directors. Our Board of Directors has approved and declared advisable the proposed Certificate of Amendment. If the proposed reverse stock split is implemented, then the number of issued and outstanding shares of our Common Stock would be reduced. However, the Board of Directors will retain the authority not to effect the reverse stock split even if we receive stockholder approval. If the Certificate of Amendment is not filed with the Secretary of State of the State of Delaware by December 31, 2022, the reverse stock split will be abandoned, without any further effect. Thus, subject to stockholder approval, the Board of Directors, at its discretion, may cause the filing of the Certificate of Amendment to effect a reverse stock split or abandon it and effect no reverse stock split if it determines that such action is not in the best interests of our Company and stockholders.

Purpose of Proposed Reverse Stock Split

We are submitting this proposal to our stockholders for approval in preparation for a potential “uplisting” of our Common Stock from the OTCQB Marketplace to The Nasdaq Capital Market, and to help attract institutional investors with minimum trading price requirements. We believe increasing the trading price of our Common Stock will also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the reverse stock split is in our stockholders’ best interests.

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In connection with any potential application for listing our shares on The Nasdaq Capital Market, we believe that the reverse stock split is our best option to meet one of the criteria to obtain an initial listing. The Nasdaq Capital Market requires, among other criteria, an initial bid price of least $4.00 per share. A decrease in the number of outstanding shares of our Common Stock resulting from the reverse stock split should, absent other factors, assist in ensuring that our per share market price of our Common Stock remains above the required price. However, we cannot provide any assurance that (i) we will pursue a listing on The Nasdaq Capital Market, or (ii) even if we do, our minimum bid price would remain over the minimum bid price requirement of The Nasdaq Capital Market following the reverse stock split.

In addition, an increase in the per share trading value of our Common Stock would be beneficial because it would:

●	improve the perception of our Common Stock as an investment security;

●	appeal to a broader range of investors to generate greater investor interest in us; and

●	reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

You should consider that, although our Board of Directors believes that a reverse stock split will in fact increase the price of our Common Stock, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of a company’s shares of Common Stock may in fact decline in value after a reverse stock split. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our Common Stock decline after the proposed reverse stock split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the reverse stock split is implemented, the reverse stock split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. The immediate effect of a reverse stock split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock.

However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s Common Stock following a reverse stock split declines. We cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios up to 1-for-20, without giving effect to the treatment of fractional shares. The actual number of shares outstanding after giving effect to the reverse stock split, if implemented, will depend on the actual ratio that is determined by our Board.

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Shares outstanding at February 9, 2021	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split	Reduction in Shares Outstanding
14,032,516	1-for-5	2,806,503	80.0%
14,032,516	1-for-10	1,403,251	90.0%
14,032,516	1-for-20	701,625	95.0%

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders. If we implement a reverse stock split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the appropriate ratio and then rounding down to the nearest whole share. We would pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse stock split, as described in further detail below. The reverse stock split would not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.

Effect on Options and Warrants. In addition, we would adjust all options and warrants entitling the holders to purchase shares of our Common Stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each instrument, and would increase the exercise price, as applicable, in accordance with the terms of each instrument and based on a 1-for-10 ratio of the reverse stock split (i.e., the number of shares issuable under such securities would decrease by up to 90% and the exercise price per share would be multiplied by up to 10). Also, we would reduce the number of shares reserved for issuance under our existing 2020 Equity Incentive Plan, or the Plan, proportionately based on the ratio of the reverse stock split. A reverse stock split would not otherwise affect any of the rights currently accruing to holders of our Common Stock, or options or warrants exercisable for our Common Stock.

Other Effects on Outstanding Shares. If we implement a reverse stock split, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the reverse stock split. Each share of our Common Stock issued following the reverse stock split would be fully paid and nonassessable.

The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for shares of Common Stock with the new CUSIP number by following the procedures described below. However, until such exchange is made, the old stock certificates will automatically represent the new, post-split number of shares. After the reverse stock split, we will continue to file periodic and current reports and comply with other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Common Stock should continue to be listed on the OTCQB under the symbol “SNPX” subject to any decision of our Board of Directors to list our securities on a stock exchange.

Authorized Shares of Stock

The reverse stock split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire shares of our Common Stock. We will not change the number of shares of Common Stock currently authorized. However, upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the reverse stock split.

As of February 9, 2021 we had (i) 150,000,000 shares of authorized Common Stock, par value $0.0001 per share, of which 14,032,516 shares of Common Stock were issued and outstanding, and (ii) 1,000,000 shares of authorized preferred stock, par value $0.0001 per share, none of which were outstanding. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted.

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We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed reverse stock split.

We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares that will be available following the reverse stock split, with the exception of our current commitments, including our obligations to issue shares of Common Stock upon exercise of outstanding options or warrants to purchase shares of Common Stock.

Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates

If stockholders approve the proposal, we will file with the Delaware Secretary of State a Certificate of Amendment to our Amended and Restated Certificate of Incorporation. The reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

Upon a reverse stock split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following any reverse stock split, stockholders holding physical certificates must exchange those certificates for new certificates and a cash payment in lieu of any fractional shares.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split because the stockholder owns a number of shares not evenly divisible by the ratio would instead receive cash upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately preceding the effective date of the reverse stock split. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Amended and Restated Certificate of Incorporation or bylaws with respect to the reverse stock split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

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Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.0001 per share after the reverse stock split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Potential Anti-Takeover Effect

The U.S. Securities and Exchange Commission (“SEC”) rules require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of the proposal. A relative increase in the number of authorized but unissued shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized shares. A relative increase in our authorized but unissued shares of Common Stock could potentially deter takeovers, including takeovers that our Board of Directors determines are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. Our Board of Directors is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of Common Stock that would become newly available for issuance as a result of the reverse stock split, with the exception of our commitments, including our obligations to issue shares of Common Stock upon exercise of options or warrants to purchase shares of our Common Stock.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to holders of our shares. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock split to holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the reverse stock split.

Except as described below with respect to cash received in lieu of fractional shares, the receipt of Common Stock in the reverse stock split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the Common Stock received by a holder as a result of the reverse stock split (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate basis of the existing Common Stock exchanged for such stock. A holder’s holding period for the Common Stock received in the reverse stock split will include the holding period of the Common Stock exchanged therefor.

A holder who receives cash in lieu of a fractional share of Common Stock will be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A holder generally will recognize capital gain or loss on such deemed redemption in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional share.

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Board Discretion to Implement the Reverse Stock Split

If the proposed reverse stock split is approved at the Meeting, our Board of Directors, in its sole discretion, may determine to implement the reverse stock split at any time as the Board of Directors shall determine. Notwithstanding the approval of the reverse stock split amendment at the Meeting, our Board of Directors, in its sole discretion, may determine not to implement the reverse stock split.

Required Vote

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required for approval of the proposed amendment. Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 1 TO AUTHORIZE OUR BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT.

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PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE SYNAPTOGENIX, INC. 2020 EQUITY INCENTIVE PLAN

General

Our Board of Directors is requesting that our stockholders approve the adoption of an amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan (the “Plan”), which amendment was approved by the Board of Directors on February March 1, 2021 effective upon approval by our stockholders at the Meeting. If this proposal is approved:

•	the number of shares authorized for issuance of awards under the Plan will be increased from 1,000,000 to an aggregate of 2,500,000 shares of common stock.

The Plan was approved by our Board of Directors and stockholders in 2020. By its terms, the Plan may be amended by the compensation committee of the Board of Directors or by the Board of Directors, provided that any amendment that the compensation committee or the Board of Directors determine requires stockholder approval is subject to receiving such stockholder approval. Stockholder approval is required in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

As of March 1, 2021, a total of 534,600 shares of our common stock remain available for issuance under the Plan and options to purchase a total of 465,400 shares of common stock remain outstanding. As of March 1, 2021 no shares of our common stock had been issued upon the exercise of options and vesting of other equity awards granted under the Plan.

The outstanding options under the Plan have a consolidated weighted average exercise price of $2.46 and a consolidated weighted average remaining term of 9.89 years. As of March 1, 2021, the equity overhang, represented by (a) the sum of all outstanding stock options and other stock-based awards under all Company equity plans, plus the number of shares available for issuance pursuant to future awards under the Plan as a percentage of (b) the sum of (i) the number of shares of our common stock outstanding as of March 1, 2021, plus (ii) the number of shares described in clause (a) above, was 6.65%. If the amendment to the Plan is approved by stockholders, the equity overhang would be 15.12%.

Reasons for Amendment of the Plan

Our Board, the Compensation committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Plan will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the increase in the number of shares available for issuance under our Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Our board of directors believes that the number of shares currently remaining available for issuance pursuant to future awards under the Plan (as of March 1, 2021) is not sufficient for future granting needs. Our board of directors currently believes that if the amendment to the Plan is approved by stockholders, the 2,500,000 shares available for issuance under the Plan will result in an adequate number of shares of common stock being available for future awards under the Plan for approximately two additional years following the current year.

The following is a brief summary of the Plan, as amended. This summary is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Appendix C to this Proxy Statement.

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Summary of Material Features of our Plan.

Eligibility. The Plan allows us, under the direction of our Compensation committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation committee, are in a position to make a significant contribution to our long-term success. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Plan. As of March 1, 2021 there were approximately 10 individuals eligible to participate in the Plan.

Corporate Governance Aspects of the Plan. The Plan includes several provisions that we believe promote best practices by reinforcing alignment with stockholders’ interests. These provisions include, but are not limited to, the following:

•	No Discounted Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction.
•	No Repricing without Stockholder Approval: Other than in connection with corporate reorganizations or restructurings, at any time when the exercise price of a stock option or strike price of a stock appreciation right is above the fair market value of a share, the Company will not, without stockholder approval, reduce the exercise price of such stock option or strike price of such stock appreciation right and will not exchange such stock option or stock appreciation right for a new award with a lower (or no) purchase price or for cash.
•	No Transferability: Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation committee.
•	No Dividends: The Plan prohibits, for all award types, the payment of dividends or dividend equivalents before the vesting of the underlying award but permits accrual of dividends or dividend equivalents to be paid upon vesting.

Shares Available for Issuance. The Plan currently provides for the issuance of up to 1,000,000 shares of our common stock. Generally, shares of common stock reserved for awards under the Plan that lapse or are canceled (other than by exercise) will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. The Plan provides that no participant may receive awards for more than 300,000 shares of common stock in any fiscal year. The aggregate fair market value of the stock with respect to which incentive stock options are exercisable for the first time by a participant in any calendar year shall not exceed $100,000. In addition, shares of common stock reserved for awards under the Plan may be granted to non-employee directors having time-based vesting of less than one (1) year from the date of grant so long as no more than ten percent (10%) of the Shares reserved for issuance under the Plan may be granted in the aggregate pursuant to such awards.

Stock Options. Stock options granted under the Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than ten years. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability but will not be exercisable if the termination of service was due to cause.

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Other Stock-Based Awards. The Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards. Our Board of Directors or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period or achievement of one or more performance goals.

Plan Administration. In accordance with the terms of the Plan, our Board of Directors administers the Plan. The Board of Directors may delegate part of its authority and powers under the Plan to the Compensation Committee or one or more of our directors and/or officers, but only the Board of Directors or compensation committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934. In accordance with the provisions of the Plan, our Board of Directors determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the Plan.

In addition, our Compensation committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award; and provided, further, that, without the prior approval of our stockholders, options and stock appreciation rights will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share of stock options or purchase price, if any, to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, our Board of Directors, may, in its sole discretion, take any one or more of the following actions pursuant to our Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•	in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

•	with respect to stock grants and in lieu of any of the foregoing, our Board of Directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of our board of directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

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Amendment and Termination. The Plan may be amended by our stockholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which it determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. In addition, other than in connection with stock dividends, stock splits, recapitalizations or reorganizations, the Board of Directors may not without stockholder approval reduce the exercise price or cancel any outstanding option in exchange for a replacement option having a lower exercise price, or for any other equity award or for cash. In addition, the Board of Directors may not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

Duration of Plan. The Plan will expire by its terms on November 3, 2030.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

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Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

StockGrants:	With respect to stock grants under our Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

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Plan Benefits

Since the adoption of the Plan through March 1, 2021, we have granted the following stock options under the Plan to the individuals and groups listed below. In all cases, the securities underlying such stock options were shares of our common stock. As of the date hereof we have granted only stock options and no other type of award under the Plan.

Name and Position	Common Stock Beneficially Owned
Named Executive Officers
Alan J. Tuchman	50,300
Robert Weinstein	44,500
Daniel L. Alkon	125,000
All Current Executive Officers as a Group	219,800
All Current Directors Who Are Not Executive Officers as a Group	232,600
Each Person Who Received 5% of Such Awards	439,100
All Employees Who are Not Executive Officers as a Group	13,000

(1)	The named executive officers above include the two most highly compensated executive officers other than our chief executive officer and our chief financial officer.

New Plan Benefits

The amounts of future grants under the Plan are not determinable and will be granted at the sole discretion of the Board of Directors or other delegated persons. We cannot determine at this time either the persons who will receive such awards under the Plan or the amount or types of any such awards.

On February 26, 2021, the closing market price per share of our common stock was $2.29, as reported by the OTCQB Marketplace.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote either in person or by proxy at the Meeting is required to approve Proposal No. 2.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE SYNAPTOGENIX, INC. 2020 EQUITY INCENTIVE PLAN TO INCREASE BY 1,500,000 SHARES THE AGGREGATE NUMBER OF SHARES THAT MAY BE GRANTED, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

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PROPOSAL NO. 3

ADJOURNMENT PROPOSAL

In the event that there are insufficient votes, virtually or represented by proxy, at the time of the Meeting to approve Proposal No. 1 or Proposal No. 2, the Board of Directors may move to adjourn the Meeting, if necessary or advisable, in order to enable the Board of Directors to solicit additional proxies in favor of the approval of Proposal No. 1 or Proposal No. 2. In that event, the Board of Directors will ask its stockholders to vote only upon the adjournment proposal and not on the other proposal discussed in this proxy statement.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote either in person or by proxy at the Meeting is required to approve Proposal No. 3.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3.

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EXECUTIVE COMPENSATION

This Compensation Discussion and Analysis describes the historical compensation practices of Neurotrope, which may not be indicative of Synaptogenix’s compensation practices following the complete legal and structural separation of Synaptogenix (formerly known as Neurotrope Bioscience, Inc.) from Neurotrope, Inc. (the “Spin-Off”) and outlines certain aspects of our anticipated compensation structure for our executive officers following the Spin-Off. Among other things, Charles Ryan is no longer our Chief Executive Officer after the Spin-Off. The compensation policies and practices discussed in this document remain subject to review and approval by the Synaptogenix Compensation Committee.

The following table sets forth information concerning the total compensation paid or accrued by Neurotrope during the last two fiscal years ended December 31, 2020, except that following the Spin-Off, the table sets for information concerning the total compensation paid or accrued by us, to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2020; (ii) the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at December 31, 2020; and (iii) up to two additional individuals for whom disclosure would have been required pursuant to clause (ii) above but for the fact that the individual was not serving as an executive officer at December 31, 2020 (collectively, the “named executive officers”).

The Compensation Committee of the Board of Directors is responsible for determining executive compensation.

Name & Principal Position (1)	Fiscal Year Ended December 31	Salary ($)	Bonus ($)(3)	Stock Awards ($)	Options Awards ($)(7)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation (4)(5)(6)	Total ($)
Charles S. Ryan Former CEO	2020	389,583		-	35,976	-	-	709,567	1,135,126
	2019	425,000	397,500	-	617,600	-	-	27,706	1,467,806
Dr. Alan J. Tuchmam Chief Executive Officer (2)	2020	184,375	-	-	-	-	-	-	184,375
	2019	35,625	-	-	-	-	-	-	35,625
Robert Weinstein CFO, Secretary and Executive Vice President	2020	297,500	100,000	-	121,420	-	-	97,144	616,064
	2019	291,900	85,000	-	87,675	-	-	46,920	511,495
Daniel L. Alkon MD President and CSO	2020	300,000	-	-	35,976	-	-	-	335,976
	2019	275,000	-	-	526,056	-	-	-	801,056

(1)	Represents Synaptogenix, Inc. data for period January 1, 2020 to December 31, 2020. Synaptogenix, Inc. (formerly Neurotrope Bioscience, Inc.) was spun out from Neurotrope, Inc. as of December 2, 2020.
(2)	Dr. Tuchman was acting Chief Medical Officer until November 2020.
(3)	Includes $212,500 paid to Dr. Ryan in fiscal 2020 for services rendered in 2019, $100,000 paid to Mr. Weinstein in fiscal 2021 for services rendered in 2020 and reflected in 2020 herein and $60,000 paid to Mr. Weinstein in fiscal 2020 for services rendered in 2019 and reflected in 2019 herein.
(4)	Mr. Weinstein and Dr. Ryan’s 2019 and 2020 amounts reflect healthcare payments and insurance premiums paid on their behalf to Synaptogenix in 2020.
(5)	Includes $49,335 paid to Mr. Weinstein was paid for all accrued vacation in lieu of severance for moving from Neurotrope, Inc.
(6)	Includes severance payments of $650,000 pursuant to Dr. Ryan's separation agreement signed on December 2, 2020 payable in 2021.
(7)	Dr. Tuchman, pursuant to his employment letter dated December 2, 2020, was awarded 53,300 stock options which were approved by the Synaptogenix, Inc. Board of Directors on January 19, 2021.

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Outstanding Equity Awards at 2020 Fiscal Year-End

Pursuant to the merger agreement by and among Neurotrope, Inc., Petros Pharmaceuticals, Inc. (“Petros”), PM Merger Sub, LLC, PN Merger Sub 2, Inc., and Metuchen Pharmaceuticals, LLC, dated December 1, 2020, as amended from time to time (the “Merger Agreement”), all options to purchase shares of Neurotrope common stock were disposed of as follows: each holder received an option to purchase one share of Petros common stock for every option to purchase five shares of Neurotrope common stock held. As a result, there were no outstanding options to purchase shares of Synaptogenix following the mergers contemplated by the Merger Agreement and the Spin-Off, and no equity awards of Synaptogenix were outstanding as of December 31, 2020.

Executive Employment Arrangements

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Alan J. Tuchman, MD.   Synaptogenix is party to an offer letter as of December 7, 2020 (the “Start Date”), with Alan J. Tuchman, MD, pursuant to which Dr. Tuchman serves as Synaptogenix’s Chief Executive Officer. Under the terms of Dr. Tuchman’s offer letter, Dr. Tuchman will receive an initial annual base salary of $222,000, with an annual discretionary bonus of up to 50% of his base salary then in effect. Dr. Tuchman also received an initial equity grant of options to purchase a number of shares of common stock equal to at least 1% of the Company’s outstanding shares of common stock immediately following the Spin-Off. The option will vest with respect to 25% on each of the first, second, third and fourth quarterly anniversaries from the Start Date, subject to Dr. Tuchman’s continued employment with the Company. The term of Dr. Tuchman’s employment pursuant to the offer letter is one year, which shall be extended automatically for six-month periods unless either party gives timely written notice. Pursuant to the offer letter, if Dr. Tuchman is terminated during the period that is within six months from the Start Date, Dr. Tuchman will receive compensation totaling a minimum of 50% of his annualized salary. If Dr. Tuchman is terminated within the period, which is after six months from the Start Date and before the one year anniversary of the Start Date, Dr. Tuchman will receive severance equal to one (1) month of his base salary. If Dr. Tuchman is terminated within the period, which is after the one year anniversary of the Start Date, Dr. Tuchman will receive severance equal to two (2) months of his base salary.

Robert Weinstein.   Upon the Spin-Off, Synaptogenix assumed Robert Weinstein’s employment agreement with Neurotrope, dated as of October 1, 2013, pursuant to which Mr. Weinstein serves as the Synaptogenix’s Chief Financial Officer and Executive Vice President. Neurotrope agreed to pay Mr. Weinstein a discretionary annual bonus of up to 50% of his annual base salary for all years beginning January 1, 2015, to be earned and payable based upon attainment of annual performance goals as determined by the Neurotrope board of directors or a committee thereof. Mr. Weinstein was not paid a bonus in 2017 or in 2018. Mr. Weinstein’s annual bonus opportunity may be periodically reviewed and increased at the discretion of the Board or a committee thereof. Mr. Weinstein is also eligible to participate in all Synaptogenix benefits generally available to the Synaptogenix’s officers in accordance with the terms of those benefit plans and all retirement, life, disability, medical and dental plan benefits generally available to the Synaptogenix’s officers in accordance with the terms of those plans.

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If Mr. Weinstein’s employment is terminated by Synaptogenix for a reason other than cause or by him for good reason, and subject to his compliance with other terms of Mr. Weinstein’s employment agreement, and certain other conditions, then Synaptogenix will pay him a severance amount equal to his annual base salary, payable in a single lump sum. In addition, if he elects health care continuation coverage under COBRA, Synaptogenix will pay for such health insurance coverage for a period of 18 months following the termination of his employment, as the same rate as it pays for health insurance coverage for its active employees (with Mr. Weinstein required to pay for any employee-paid portion of such coverage). If Mr. Weinstein’s employment is terminated by non-renewal or due to his death or disability, he will be entitled to any unpaid prorated annual bonus for the year in which his employment terminates. Subject to earlier termination by Mr. Weinstein’s death or disability, or by Synaptogenix for cause, the term of Mr. Weinstein’s employment agreement is four years and will be extended automatically for successive one-year periods, unless either party gives written notice of termination to the other party at least 90 days prior to the end of the then-current term.

Daniel L. Alkon, M.D.   Effective September 23, 2016, Neurotrope appointed Dr. Daniel Alkon, M.D., as President of Neurotrope. Dr. Alkon continues to serve as Synaptogenix’s Chief Scientific Officer following the Spin-Off. On January 4, 2017, Neurotrope agreed to compensate Dr. Alkon with a salary of $25,000 per month until May 31, 2017. Since that time, Dr. Alkon has received an annual salary of $300,000.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Potential Payments upon Termination or Change-In-Control

Synaptogenix is party to an offer letter dated as of December 7, 2020 (the “Start Date”), with Alan J. Tuchman, MD, pursuant to which Dr. Tuchman serves as Neurotrope’s Chief Executive Officer. Pursuant to the offer letter, if Dr. Tuchman is terminated during the period that is within six months from the Start Date, Dr. Tuchman will receive compensation totaling a minimum of 50% of his annualized salary. If Dr. Tuchman is terminated within the period which is after six months from the Start Date and before the one year anniversary of the Start Date, Dr. Tuchman will receive severance equal to one (1) month of his base salary. If Dr. Tuchman is terminated within the period which is after the one year anniversary of the Start Date, Dr. Tuchman will receive severance equal to two (2) months of his base salary.

Synaptogenix is party to an employment agreement dated as of October 1, 2013, with Robert Weinstein, pursuant to which he serves as Neurotrope’s Chief Financial Officer and Executive Vice President. If Mr. Weinstein’s employment is terminated by the Company for a reason other than cause or by him for good reason, and subject to his compliance with other terms of Mr. Weinstein’s employment agreement, and certain other conditions, then Neurotrope will pay him a severance amount equal to his annual base salary, payable in a single lump sum. In addition, if he elects health care continuation coverage under COBRA, Neurotrope will pay for such health insurance coverage for a period of 18 months following the termination of his employment, as the same rate as it pays for health insurance coverage for its active employees (with Mr. Weinstein required to pay for any employee-paid portion of such coverage). If Mr. Weinstein’s employment is terminated by non-renewal or due to his death or disability, he will be entitled to any unpaid prorated annual bonus for the year in which his employment terminates.

2020 Equity Incentive Plan

In connection with the Spin-Off, the Company adopted the 2020 Equity Incentive Plan (the “Plan”) in November 2020. The purpose of the Plan is to allow non-employee directors and selected employees, officers and consultants (“Grantees”) to acquire equity ownership in the Company, thereby strengthening their commitment to the Company’s success and incentivizing their efforts on behalf of the Company. The Plan is also intended to assist the Company in attracting new Grantees and retaining existing Grantees. Finally, the Plan supports and increases our ability to facilitate the sustained progress, growth and profitability of the Company.

The total number of shares available for grant under the plan is 1,000,000, subject to adjustment.

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The Compensation Committee of our board of directors (the “Committee”) will administer the Plan and have full power to grant stock options and Common Stock, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, as it believes reasonable and proper. Any decision made or action taken by the Committee arising out of or in connection with the interpretation and administration of the Plan will be final and conclusive. The Committee, in its absolute discretion, may award Common Stock to employees, consultants, and directors of the Company, and such other persons as the Committee may select, and permit holders of options to exercise such options prior to full vesting.

In the event that our outstanding Common Stock is changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, equitable adjustment will be made to the aggregate number and kind of shares subject to stock options which may be granted under the Plan.

The Committee may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as it may deem appropriate and in our best interest.

Director Compensation

Synaptogenix reimburses all of its directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors. On March 9, 2017, Neurotrope adopted a new nonemployee director compensation policy (the “Director Compensation Policy”). The Director Compensation Policy provides for the annual automatic grant of nonqualified stock options to purchase up to 10,000 shares of the Synaptogenix’s common stock to each of Synaptogenix’s nonemployee directors. Such grants shall occur annually on the fifth business day after the filing of Synaptogenix’s Annual Report on Form 10-K and shall vest on the one-year anniversary from the date of grant subject to the director’s continued service on the Board on the vesting date. The Director Compensation Policy also provides for the automatic grant of nonqualified stock options to purchase up to 7,813 shares of Synaptogenix’s common stock, plus options to purchase an additional 1,562 shares for service on a committee of Synaptogenix’s board of directors, to each newly appointed director following the date of his or her appointment. Such options shall vest in equal daily installments over three years from the date of grant, subject to the director’s continued service on Synaptogenix’s board of directors on the applicable vesting dates. Each nonemployee director will also receive an annual retainer, in the amount of $120,000 for Synaptogenix’s Chairman of the Board and $25,000 for each other nonemployee board member. In addition, the Chairman of each of the Audit, Compensation, and Nominating and Governance Committees will receive an additional $15,000 retainer. Following the Spin-Off, Synaptogenix adopted Neurotrope’s Director Compensation Policy.

The following table provides information concerning the compensation of Synaptogenix’s directors for the year ended December 31, 2020.

	Fees earned or paid in cash ($)(b)	Stock awards	Option awards ($)(d)	Non-equity incentive plan compensation ($)(e)(1)	Non-qualified deferred compensation earnings ($)(f)	All other Compensation ($)(g)	Total ($)(h)
Joshua Silverman (2)	240,000	-	97,237	-	-	-	337,237
William S. Singer	60,000	-	72,503	-	-	-	132,503
Charles S. Ryan (3)	-	-	35,976	-	-	-	35,976
Alan J. Tuchman (4)	-	-	-	-	-	-	-
Bruce T. Bernstein	40,000	-	72,503	-	-	-	112,503
Ivan Gergel (5)	22,917	-	20,787	-	-	-	43,704
James R. Gottlieb (6)	-	-	-	-	-	-	-
George Perry, PhD.	25,000	-	20,787	-	-	-	45,787
Shana K. Phares (7)	-	-	-	-	-	-	-
Jonathan L. Schechter	40,000	-	79,249	-	-	-	119,249

(1)	These amounts represent the aggregate grant date fair value of options granted to each director in 2020 computed in accordance with FASB ASC Topic 718.
(2)	Fees represent payments for consulting services provided by Mr. Silverman and Chairman of the Board fees.
(3)	Dr. Ryan resigned from the Board of Directors on December 2, 2020.
(4)	Dr. Tuchman joined the Board on December 2, 2020. His compensation for 2020 is included in Officer's Compensation table.
(5)	Dr. Gergel resigned from the Board of Directors on December 1, 2020.
(6)	Mr. Gottlieb resigned on February 21, 2020.
(7)	Ms. Phares resigned on February 25, 2020.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Common Stock is the only class of stock entitled to vote at the Meeting. Only our stockholders of record as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. As of the Record Date, there were 322 holders of record of our Common Stock, and we had 14,032,516 outstanding shares of our Common Stock and each outstanding share is entitled to one (1) vote at the Meeting. The following table sets forth certain information, as of the Record Date, with respect to holdings of our Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Common Stock outstanding as of such date; (ii) each of our directors, which includes all nominees, and our named executive officers; and (iii) all of our directors and our current executive officers as a group.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned(2)
More than 5% stockholders:
AIGH Investment Partners LP(3)	918,000	6.5%
Intracoastal Capital LLC(4)	1,446,000	9.99%
Iroquois Master Fund Ltd.(5)	788,953	5.62%
The Hewlett Fund LP(6)	1,266,666	9.03%

Directors and Named Executive Officers:
Daniel L. Alkon(7)	68,438	*
Bruce T. Bernstein(8)	17,313	*
George Perry(9)	6,650	*
Jonathan Schechter(10)	22,650	*
Joshua N. Silverman(11)	82,500	*
William S. Singer(12)	17,500	*
Alan J. Tuchman(13)	12,575	*
Robert Weinstein(14)	23,302	*
All current directors and executive officers as a group (8 persons)	250,928	1.76%

*	Represents beneficial ownership of less than 1% of the outstanding shares.

(1)	Unless otherwise indicated, the business address for each stockholder listed is c/o Synaptogenix, Inc., 1185 Avenue of the Americas, 3rd Floor, New York, NY 10036

(2)	Applicable percentage ownership is based on 14,032,516 shares of our common stock outstanding, together with securities exercisable or convertible into shares of our common stock within 60 days of February 20, 2021 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

(3)	The shares reflected as beneficially owned by AIGH Investment Partners LP (“AIGH”) in the table above consist of 918,000 shares of Common Stock. The figure does not include warrants to purchase shares of common stock that are held by AIGH, as they are subject to a 4.99% ownership blocker. Orin Hirschman has the power to direct the vote and disposition of the securities held by AIGH.

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(4)	The shares reflected as beneficially owned by Intracoastal Capital, LLC (“Intracoastal”) in the table above consist of (i) 1,000,000 shares of Common Stock and (ii) warrants to purchase 446,000 shares of Common Stock. The figure does not include additional warrants to purchase shares of common stock that are held by Intracoastal, as they are subject to a 9.99% ownership blocker. Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal.

(5)	The shares reflected as beneficially owned by Iroquois Master Fund Ltd. in the table above consist of 788,953 shares of Common Stock. The figure does not include warrants to purchase shares of common stock that are held by Iroquois Master Fund Ltd., as they are subject to a 4.99% ownership blocker.

(6)	The shares reflected as beneficially owned by The Hewlett Fund LP (the “Hewlett Fund”) in the table above consist of 1,266,666 shares of Common Stock. The figure does not include warrants to purchase shares of common stock that are held by the Hewlett Fund, as they are subject to a 4.99% ownership blocker. Martin Chopp has the power to direct the vote and disposition of the securities held by the Hewlett Fund.

(7)	Consists of 5,938 shares of Common Stock and options to purchase 62,500 shares of Common Stock that are exercisable within 60 days of February 20, 2021.

(8)	Consists of 313 shares of Common Stock and options to purchase 17,000 shares of Common Stock that are exercisable within 60 days of February 20, 2021.

(9)	Consists of options to purchase 6,650 shares of Common Stock that are exercisable within 60 days of February 20, 2021.

(10)	Consists of 10,000 shares of Common Stock and options to purchase 12,650 shares of Common Stock that are exercisable within 60 days of February 20, 2021.

(11)	Consists of 20,000 shares of Common Stock and options to purchase 62,500 shares of Common Stock that are exercisable within 60 days of February 20, 2021.

(12)	Consists of options to purchase 17,500 shares of Common Stock that are exercisable within 60 days of February 20, 2021.

(13)	Consists of options to purchase 12,575 shares of Common Stock that are exercisable within 60 days of February 20, 2021.

(14)	Consists of 791 shares of Common Stock, warrants to purchase 261 shares of Common Stock that are exercisable within 60 days of February 20, 2021 and options to purchase 22,250 shares of Common Stock that are exercisable within 60 days of February 20, 2021.

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CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our CEO and chief financial and accounting officers. The text of the code of conduct and ethics is posted on the “Investors and Media — Corporate Governance” section of our website at www.synaptogen.com, and will be made available to stockholders without charge, upon request, in writing to the Secretary at 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036.

STOCKHOLDERS’ PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at special meetings in accordance with the rules and regulations adopted by the SEC. Any proposal that an eligible stockholder wishes to submit for inclusion in our proxy statement must advise our Secretary of such proposals in writing by      , 2021. Such proposal will be included if it complies with SEC rules regarding inclusion of proposals in proxy statements.

Stockholders who intend to submit a proposal at such meeting without inclusion in our proxy statement must advise our Secretary of such proposals in writing by      , 2021.

If we do not receive notice of a stockholder proposal within the timeframes set forth above, our management will use its discretionary authority to vote the shares they represent, as our board of directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one (1) copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy statement to you if you call or write us at the following address or phone number: Synaptogenix, Inc., 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036. If you want to receive separate copies of the proxy statement (and any other documents sent therewith) in the future or if you are receiving multiple copies and would like to receive only one (1) copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

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GENERAL

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. Our officers and selected employees may solicit proxies from stockholders. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA TELEPHONE OR THE INTERNET. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors
/s/ Robert Weinstein
Robert Weinstein
Secretary

New York, New York
[●], 2021

Appendix A

SYNAPTOGENIX, INC. 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036 PROXY FOR SPECIAL MEETING OF STOCKHOLDERS April 2, 2021 11:00 AM EASTERN TIME SYNAPTOGENIX, INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY The undersigned, revoking any previous proxies relating to these shares, hereby appoints Mr. Joshua N. Silverman and Mr. Robert Weinstein, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Synaptogenix, Inc. registered in the name provided in this proxy which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”), to be held via live audio webcast at register.proxypush.com/SNPX, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this proxy. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting. If you wish to vote by mail or Internet, please read the directions below and on the reverse. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will vote FOR Proposals 1, 2 and 3. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying proxy statement. 1. Proposal to approve a proposed amendment to the Synaptogenix, Inc. Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, at a ratio of between 1-for-1.5 and 1-for-20: □ FOR □ AGAINST □ ABSTAIN 2. Proposal to approve a proposed amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan to increase the number of shares available for the grant of awards by 1,500,000 shares: □ FOR □ AGAINST □ ABSTAIN 3. Proposal to approve one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal No. 1 or Proposal No. 2: □ FOR □ AGAINST □ ABSTAIN ☒ Please mark votes as in this example. The Board of Directors of Synaptogenix, Inc. recommends you vote FOR Proposals 1-3. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Dated: ____________________, 2021 Signature: _________________________________________ Signature if held jointly: ______________________________ PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

A-1

Voting Instructions You may vote your proxy in the following ways: Via Internet: Login to www.pstvote.com/synaptogenixspecial2021 Enter your control number (12 digit number located below) Via Mail: Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230 Ardmore, PA 19003 CONTROL NUMBER You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., Eastern Time, on April 1, 2021.

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Appendix B

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SYNAPTOGENIX, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Synaptogenix, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the name of the corporation is Synaptogenix, Inc.

SECOND: That the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Part A, Article 4 thereof and substituting the following in its place:

Designation and Number of Shares.

“The total number of shares which the Corporation shall have authority to issue is 151,000,000, consisting of 150,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified as and converted into a different number of shares of Common Stock (the “New Common Stock”) such that each [●]1 shares of Old Common Stock shall, at the Effective Time, be automatically reclassified as and converted into one share of New Common Stock. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined in good faith by the Board of Directors of the Corporation.

The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.”

THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

* * *

1/ By approving this Certificate of Amendment, stockholders are approving one, and only one, reverse stock split ratio of between 1:1.5 and 1:20 shares of our Common Stock into one share. The Certificate of Amendment that is filed with the Secretary of State of the State of Delaware will include only one ratio determined by the Board of Directors of the corporation to be in the best interests of the corporation and its stockholders following stockholder approval of this amendment and prior to the time of filing of the Certificate of Amendment.

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this __day of____________, 2021.

SYNAPTOGENIX, INC.

By:
Alan J. Tuchman, M.D.

[Signature Page to Synaptogenix, Inc. Charter Amendment]

B-2

Appendix C

FORM OF AMENDMENT TO THE SYNAPTOGENIX, INC. 2020 EQUITY INCENTIVE PLAN

AMENDMENT

TO

SYNAPTOGENIX, INC.

2020 EQUITY INCENTIVE PLAN

In accordance with those certain resolutions adopted by the Board of Directors and stockholders of Synaptogenix, Inc., a Delaware corporation (the “Company”), the Synaptogenix, Inc. 2020 Equity Incentive Plan (the “Plan”) is hereby amended as follows:

1.             Section 3(a) of the Plan is hereby amended and restated in its entirety to increase the number of shares of the Company’s common stock, par value $0.0001 per share, reserved for issuance under the Plan as follows:

“(a)         The number of Shares which may be issued from time to time pursuant to this Plan shall be 2,500,000 shares of Common Stock.”

2.             Unless otherwise expressly provided for in this Amendment to the Plan (this “Amendment”), all capitalized words, phrases, or defined terms used in this Amendment will have the same meaning ascribed to them in the Plan.

3.             Except as expressly set forth in this Amendment, there have been no other changes or modifications to the Plan, and the Plan remains otherwise unchanged and in full force and effect.

4.             This Amendment shall be effective as of [       ], 2021.

[signature page follows]

C-1

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed effective as of the date set forth above.

SYNAPTOGENIX, INC.,
A Delaware corporation

By:
Alan J. Tuchman, Chief Executive Officer

[Signature Page to Amendment to the Plan]

C-2